Exhibit 10.1
July 31, 2024
Dear Rachel:

This letter (the “Letter Agreement”) confirms the agreement between you and Etsy, Inc. (the “Company”) regarding your retirement and the transition of your duties and responsibilities on behalf of the Company.
1.Retirement Date, Last Day in Role, and Transition Services. You will remain employed with the Company through your retirement date of April 1, 2025 (such date, the “Retirement Date” and such period, the “Pre-Retirement Period”). The Retirement Date will be your last day of employment with the Company, and, following the Retirement Date, you will no longer be employed by the Company and will no longer hold yourself out as employed by the Company (and will resign from all other offices you hold with Company affiliates). Your last day performing in your current role as Chief Financial Officer of the Company (“CFO”) shall be the earlier of April 1, 2025 or the date your successor assumes the role of CFO following appointment by the Company’s Board of Directors. You agree that, from the date of this Letter Agreement through and including the Retirement Date, you will continue to perform your duties and responsibilities as CFO in a professional manner; perform such additional duties and responsibilities as may be reasonably requested by the Chief Executive Officer of the Company (the “CEO”) and/or the Board of Directors of the Company (the “Board”) from time to time; and cooperate in the effort to effect an orderly, smooth, and efficient transition of your duties and responsibilities to such individual(s) as the Company may direct. Notwithstanding the foregoing, to the extent requested by the Company, you hereby acknowledge and agree that you may be removed from the CFO position prior to the Retirement Date and, upon such request, you will resign from your position as CFO and continue to be employed with the Company as a non-executive employee from the date of such resignation through the Retirement Date. Removal from the CFO position at the Company’s request prior to the Retirement Date will not affect the parties’ obligations related to the Advisory Services.

2.Advisory Services. During the period commencing April 2, 2025 and ending on June 30, 2025 (the “Advisory Period”), the Company agrees to retain you and you agree to provide advisory services to the Company with respect to the types of matters that were subject to your purview as an employee of the Company prior to the Retirement Date. In particular, during the Advisory Period, you will be available as reasonably requested by the Company to assist with the transition of your duties and responsibilities, including responding to inquiries regarding matters with which you were involved prior to the Retirement Date and assisting with such other matters as may be reasonably requested by the Company (the “Advisory Services”). You will perform the Advisory Services in a professional and diligent manner.

3.Pre-Retirement Period Benefits. During the Pre-Retirement Period, so long as you remain employed with the Company, you will continue to receive your current base salary and participate in the Company’s benefit plans, including eligibility for your 2024 Management Cash Incentive Program (the “MCIP”) award if so determined by the Compensation Committee in its ordinary course of business, your participation in the Etsy, Inc. Executive Severance Plan (the “Executive Severance Plan”), and your current travel expense allowance, on the same terms and conditions on which you participate as of the date hereof. Notwithstanding the foregoing sentence, (i) you acknowledge and agree that removal from the CFO position at the Company’s request prior to the Retirement Date will not constitute a Qualifying Termination as such term is defined in the Executive Severance Plan and (ii) you will no longer be a participant in the Executive Severance Plan after the Retirement Date; provided, however, that any benefits to which you may become entitled under the Executive Severance Plan prior to the Retirement Date will not be affected by this clause (ii). Your stock options, restricted stock units, and performance stock units that were previously granted to you by the Company will vest in accordance with the terms and conditions of the applicable equity plan(s) and award agreement(s) pursuant to which they were granted. Any award agreement(s) between you and the Company evidencing your equity awards pursuant to the Etsy, Inc. 2015 Equity Incentive Plan or the Etsy, Inc. 2024 Equity Incentive Plan, as applicable, will remain in full force and effect and you agree to remain bound by them. You also acknowledge and agree that you will remain bound by all Company policies and guidelines, including, but not limited to, the Company’s Insider Trading Policy.

a.No other entitlements during the Pre-Retirement Period. Except for your salary through the Retirement Date, reimbursement of expenses you incur prior to the Retirement Date and that are properly substantiated in accordance with the Company’s expense reimbursement policy, your entitlement to benefits under any applicable Company benefit, stock, equity, and long-term incentive plan, payment of all of your accrued but unused vacation time, PTO, or Sabbatical leave, and any other payments or benefits required to be paid or provided by law, you agree that you will not be entitled to any additional compensation from the Company, including any salary, bonus or incentive compensation, leave, severance or separation pay, or other remuneration or benefits of any kind, other than as set forth in this Letter Agreement.

4.Advisory Period Benefits. In exchange for you providing the Advisory Services during the Advisory Period, and for your signing and not revoking the Supplemental Release, a copy of which is attached as Exhibit A to this Letter Agreement (the “Supplemental Release”), the Company will provide you with the following benefits:

a.Advisory Fee. The Company will pay you an advisory fee equal to $27,000 per month (the “Advisory Fee”), which will be prorated for partial months of service. You acknowledge and agree that you will be solely responsible for any and all taxes relating to the Advisory Fee. The Company will reimburse you for any travel expenses necessarily incurred in the performance of the Advisory Services.

b.COBRA. The Company will cover the costs of COBRA continuation coverage for you and your family (the “COBRA Benefit”) for the period from the Retirement Date through October 31, 2025. If you cease providing the Advisory Services prior to the end of the Advisory Period, the Company will have no obligation to cover the costs of COBRA continuation as of the date that you cease providing Advisory Services.

c.Post-Retirement Stock Option Period. Any stock options you hold that are vested and outstanding as of the end of the Retirement Date will remain outstanding and exercisable until the earlier of 18 months following the Retirement Date and the original expiration date.

5.Qualifying Retirement. Following your Retirement Date, all restricted stock units and performance stock units previously granted to you by the Company will be treated in accordance with the terms and conditions of the applicable equity plan(s) and award agreements pursuant to which they were granted, including the Qualifying Retirement provisions contained therein for such awards granted on or after March 15, 2023. For the avoidance of doubt, all restricted stock units and performance stock units that you hold and that, as of the Retirement Date, are vested or will become vested as a result of such Qualifying Retirement provisions will be nonforfeitable following the Retirement Date.

6.Termination for Cause Prior to Retirement Date. Notwithstanding anything else in this Letter Agreement, the Company may terminate your employment for Cause (as defined in the Etsy, Inc. Executive Severance Plan) at any time prior to the Retirement Date, in which case you will receive only the benefits described in this Section 6. If the Company terminates your employment for Cause after the date of this Letter Agreement and prior to the Retirement Date, you will receive only your base salary through the applicable date of termination, any vested benefits under the Company’s benefit, stock, equity, and long-term incentive plans, reimbursement of duly-documented business expenses, and any other payments or benefits required to be paid or provided by law or Company policy.
7.Release of All Claims. In consideration for receiving the benefits described in this Letter Agreement, and to the fullest extent permitted by applicable law, you hereby waive, release and promise never to assert any claims or causes of action, whether or not now known, against the Company or its predecessors, successors or past or present subsidiaries, stockholders, directors, officers, employees, consultants, attorneys, agents, assigns and employee benefit plans with respect to any matter, including (without limitation) any matter related to your employment with the Company or the termination of that employment, claims for attorneys’ fees or costs, claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract or breach of the covenant of good faith and fair dealing, claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the New York State Human Rights Law, the New York Labor Law, the New York City Human Rights Law; the California Family Rights Act, the California Labor Code, the Moore-Brown-Roberti Family Rights Act Of 1991, the California Warn Act, the California False Claims Act, the California Corporate Criminal Liability Act, the California Pregnancy Disability Leave Law, the California Family Rights Act, the Healthy Workplace Healthy Family Act Of 2014, any Wage Orders issued by the California Industrial Welfare Commission, the Unruh Civil Rights Act; the California Equal Pay Act, the California Business And Professionals Code, or any other Federal, State or Local Law, and any other similar Statutes, regulations or laws, claims under any and all other federal, state, and local statutes, regulations, and laws of any type; and claims for any compensation or benefits not specifically referenced in this Letter Agreement, including claims under any Company incentive plan, bonus plan, or severance plan). Execution of this Letter Agreement does not mean that this Release bars (i) any claim that arises hereafter, including (without limitation) a claim for breach of this Letter Agreement, (ii) any rights you may already have to be indemnified and/or advanced or reimbursed expenses pursuant to any corporate document of the Company or its affiliates or applicable law, or your right to be covered under any applicable directors’ and officers’ liability insurance policies, (iii) any rights to the transition benefits set forth in this Letter Agreement, (iv) any claims under the California Fair Employment and Housing Act, and (v) any rights to vested equity awards and any rights under any benefit plans of the Company under which you have a vested benefit and for which amounts are payable after the Retirement Date.

Execution of this Letter Agreement does not bar any claim that arises hereafter, including (without limitation) a claim for breach of this Letter Agreement. You are expressly waiving all rights afforded by Section 1542 of the Civil Code of the State of California (“Section 1542”) with respect to the Company. Section 1542 states: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” Notwithstanding the provisions of Section 1542 and for the purpose of implementing a full and complete release, you expressly acknowledge that this Letter Agreement is intended to include all claims, if any, which you do not know or suspect to exist in your favor and that this Letter Agreement extinguishes those claims. You acknowledge that you may later discover facts different from or in addition to those you now know or believe to be true regarding the matters released or described in this Letter Agreement, and even so you agree that the releases and agreements contained in this Letter Agreement shall remain effective in all respects notwithstanding any later discovery of any different or additional facts. You expressly assume any and all risk of any mistake in connection with the true facts involved in the matters, disputes, or controversies released in this Letter Agreement or with regard to any facts now unknown to you relating thereto.

8.No Admission. Nothing contained in this Letter Agreement will constitute or be treated as an admission by you or the Company of liability, any wrongdoing or any violation of law.
9.Other Agreements. At all times in the future, you will remain bound by the terms of the Confidentiality and Proprietary Inventions Agreement (CPIA) and any other agreements between you and the Company, to the extent permitted by applicable law. Except as expressly provided in this Letter Agreement, this Letter Agreement renders null and void all prior agreements between you and the Company and constitutes the entire agreement between you and the Company regarding the subject matter of this Letter Agreement. If any term in this Letter Agreement conflicts with term(s) in any other agreements between you and the Company, this Letter Agreement shall control. This Letter Agreement may be modified only in a written document signed by you and a duly authorized officer of the Company.
10.Company Property. You represent that at the end of the Advisory Period, you will return to the Company all property that belongs to the Company, including (without limitation) copies of documents that belong to the Company and files stored on your computer(s) that contain information belonging to the Company.

11.Confidentiality of Letter Agreement. You agree that, until such time as this Letter Agreement is disclosed publicly by the Company, you will not disclose to others the existence or terms of this Letter Agreement, except that you may disclose such information to your attorney, or financial advisors (provided such individuals agree that they will not disclose to others the existence or terms of this Letter Agreement).
12.No Disparagement. You agree that you will not make any disparaging statements (orally or in writing) about the Company or its products, services, strategy, legal or business practices, past venture capital investors, known institutional investors, or current or past (as of the date of this Letter Agreement) directors, officers, and known employees who served during your tenure at the Company. The Company will instruct current members of the Company Executive Team and the Board to refrain from making any disparaging statements about you.

Nothing in this Letter Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.
13.Cooperation. You agree that you will provide reasonable cooperation with and assistance to the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings are related to services performed or required to be performed by you, knowledge possessed by you, or any act or omission by you. The Company will reimburse you for reasonable related expenses in connection with such cooperation.
14.Preservation of Rights. Nothing in this Letter Agreement shall waive any right that is not subject to waiver by private agreement, including without limitation any claims arising under state unemployment insurance or workers’ compensation laws, or a challenge to the validity of this Letter Agreement.

In addition, nothing in this Letter Agreement shall be construed to prevent or limit you from: (i) responding truthfully to a valid subpoena; (ii) filing a charge or complaint with, providing information to, testifying before, participating in, or otherwise assisting any investigation conducted by any governmental agency, including, without limitation, the Department of Justice, Congress, any agency Inspector General, Department of Labor, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission, any state or local human rights agency, the National Labor Relations Board or the Securities and Exchange Commission; (iii) engaging in communications that constitute concerted activities for the purpose of collective bargaining or other mutual aid or protection of employees; (iv) exercising any other applicable rights under Section 7 of the National Labor Relations Act; (v) filing or disclosing any facts necessary to receive unemployment insurance, workers’ compensation, Medicaid, or any other public benefits to which you may be entitled; (vi) communicating with law enforcement or an attorney retained by you; or (vii) making other disclosures that are protected under the whistleblower provisions of any federal or state law or regulation. Although this Letter Agreement does not limit your right to receive an award for information provided to any government agency where such award is provided by the agency, you acknowledge and agree that this Letter Agreement does release and waive any right to any payment, benefit, or other remedy from the Company other than the payments set forth expressly in this Letter Agreement, including any payment from the Company that may come through a class, collective, or representative action brought on your behalf or in which you are a participant. You do not need the prior authorization of the Company to make any such reports or disclosures and you are not required to notify the Company that you have made such reports or disclosures.
15.Taxes. All payments under this Letter Agreement will be subject to all deductions required by law, including applicable taxes and withholdings, other than with respect to the Advisory Fee. In accordance with its normal payroll practices, the Company will mail to your home address in the Company’s records any tax reporting forms it prepares in accordance with any payments made to you, at such time as those forms are prepared and/or filed. You will be solely responsible and liable for any taxes owed on any payments or benefits made or provided to you under this Letter Agreement, except for taxes the Company believes it has an obligation to withhold from any such payments or benefits.
16.Section 409A. The intent of the parties is that payments and benefits under this Letter Agreement comply with, or be exempt from, Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively, "Code Section 409A") and, accordingly, to the maximum extent permitted, this Letter Agreement shall be interpreted to be in compliance with Code Section 409A; provided, that the Company does not guarantee to you any particular tax treatment with respect to this Letter Agreement and any payments hereunder.
17.Severability. If any term of this Letter Agreement is held to be invalid, void or unenforceable, the remainder of this Letter Agreement will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternate way to achieve the same result.

18.Choice of Law. This Letter Agreement will be construed and interpreted in accordance with the laws of the State of California.
19.Execution. This Letter Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.
20.Consideration and Revocation Periods. You agree by your signature below that you had, and that the Company gave you, at least twenty-one (21) days to review and consider this Letter Agreement before signing it, and that such period was sufficient for you to fully and completely consider all of its terms. The Company hereby advises you to discuss this Letter Agreement with your own attorney (at your own expense) during this period if you wish to do so. You may accept this Letter Agreement by delivering a copy of the Letter Agreement signed by you to me within twenty-one (21) days from the day you receive the Letter Agreement. You may revoke your acceptance of the Letter Agreement for a period of seven (7) days after signing the Letter Agreement by delivering written notification to me within that seven-day period. If you do not revoke your acceptance of the Letter Agreement, it will be effective on the eighth (8th) day after you sign it (“Effective Date”). If you revoke your acceptance of this Letter Agreement, you will not be entitled to the benefits listed in Sections 3 and 4, above. You agree that you have carefully read this Letter Agreement, fully understand what it means, and are entering into it voluntarily without duress, coercion, fraud, misrepresentation or threat to withdraw or alter the offer prior to the expiration of the twenty-one (21) day consideration period.
Please indicate your agreement with the above terms by signing below.
Very truly yours,

/s/ Josh Silverman
Josh Silverman
CEO & President
Etsy, Inc.

I agree to the terms of this Letter Agreement.

/s/ Rachael Glaser
Rachel Glaser
Dated: 7/31/2024

EXHIBIT A
SUPPLEMENTAL RELEASE
You and Etsy, Inc. (the "Company") hereby enter into this Supplemental Release (the "Supplemental Release"), which will become effective on the Supplemental Release Effective Date (as defined below).
1.Last Date of Employment. Your last day of employment with the Company was April 1, 2025 (“Retirement Date”).

2.Release of All Claims. In consideration for receiving the benefits described in that certain Letter Agreement between you and the Company, dated as of July 31, 2024 (the “Letter Agreement”), and to the fullest extent permitted by applicable law, you hereby waive, release and promise never to assert any claims or causes of action, whether or not now known, against the Company or its predecessors, successors or past or present subsidiaries, stockholders, directors, officers, employees, consultants, attorneys, agents, assigns and employee benefit plans with respect to any matter, including (without limitation) any matter related to your employment with the Company or the termination of that employment, claims for attorneys’ fees or costs, claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract or breach of the covenant of good faith and fair dealing, claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the New York State Human Rights Law, the New York Labor Law, the New York City Human Rights Law; the California Family Rights Act, the California Labor Code, the California Fair Employment and Housing Act, the Moore-Brown-Roberti Family Rights Act Of 1991, the California Warn Act, the California False Claims Act, the California Corporate Criminal Liability Act, the California Pregnancy Disability Leave Law, the California Family Rights Act, the Healthy Workplace Healthy Family Act Of 2014, any Wage Orders issued by the California Industrial Welfare Commission, the Unruh Civil Rights Act; the California Equal Pay Act, the California Business And Professionals Code, or any other Federal, State or Local Law, and any other similar Statutes, regulations or laws, claims under any and all other federal, state, and local statutes, regulations, and laws of any type; and claims for any compensation or benefits not specifically referenced in the Letter Agreement, including claims under any Company incentive plan, bonus plan, or severance plan).

Execution of this Supplemental Release does not bar (i) any claim that arises hereafter, including (without limitation) a claim for breach of the Letter Agreement or this Supplemental Release, (ii) any rights you may already have to be indemnified and/or advanced or reimbursed expenses pursuant to any corporate document of the Company or its affiliates or applicable law, or your right to be covered under any applicable directors’ and officers’ liability insurance policies, (iii) any rights to the transition benefits set forth in the Letter Agreement, and (iv) any rights to vested equity awards and any rights under any benefit plans of the Company under which you have a vested benefit and for which amounts are payable after the Retirement Date. Further, nothing in this Supplemental Release waives any right that is not subject to waiver by private agreement, including without limitation any claims arising under state unemployment insurance or workers’ compensation laws, or a challenge to the validity of the Letter Agreement or this Supplemental Release.

In addition, nothing in this Supplemental Release shall be construed to prevent or limit you from: (i) responding truthfully to a valid subpoena; (ii) filing a charge or complaint with, providing information to, testifying before, participating in, or otherwise assisting any investigation conducted by any governmental agency, including, without limitation, the Department of Justice, Congress, any agency Inspector General, Department of Labor, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission, any state or local human rights agency, the National Labor Relations Board or the Securities and Exchange Commission; (iii) engaging in communications that constitute concerted activities for the purpose of collective bargaining or other mutual aid or protection of employees; (iv) exercising any other applicable rights under Section 7 of the National Labor Relations Act; (v) filing or disclosing any facts necessary to receive unemployment insurance, workers’ compensation, Medicaid, or any other public benefits to which you may be entitled; (vi) communicating with law enforcement or an attorney retained by you; or (vii) making other disclosures that are protected under the whistleblower provisions of any federal or state law or regulation. Although this Supplemental Release does not limit your right to receive an award for information provided to any government agency where such award is provided by the agency, you acknowledge and agree that this Supplemental Release does release and waive any right to any payment, benefit, or other remedy from the Company other than the payments set forth expressly in the Letter Agreement, including any payment from the Company that may come through a class, collective, or representative action brought on your behalf or in which you are a participant.

Execution of this Agreement does not bar any claim that arises hereafter, including (without limitation) a claim for breach of this Agreement. You are expressly waiving all rights afforded by Section 1542 of the Civil Code of the State of California (“Section 1542”) with respect to the Company. Section 1542 states: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Notwithstanding the provisions of Section 1542 and for the purpose of implementing a full and complete release, you expressly acknowledge that this Agreement is intended to include all claims, if any, which you do not know or suspect to exist in your favor and that this Agreement extinguishes those claims. You acknowledge that you may later discover facts different from or in addition to those you now know or believe to be true regarding the matters released or described in this Agreement, and even so you agree that the releases and agreements contained in this Agreement shall remain effective in all respects notwithstanding any later discovery of any different or additional facts. You expressly assume any and all risk of any mistake in connection with the true facts involved in the matters, disputes, or controversies released in this Agreement or with regard to any facts now unknown to you relating thereto.
3.No Admission. Nothing contained in this Supplemental Release will constitute or be treated as an admission by you or the Company of liability, any wrongdoing or any violation of law.

4.Other Agreements. Except as expressly provided in the Letter Agreement and this Supplemental Release, the Letter Agreement and this Supplemental Release render null and void all prior agreements between you and the Company and constitute the entire agreement between you and the Company regarding the subject matter of the Letter Agreement and this Supplemental Release. If any term in the Letter Agreement and this Supplemental Release conflicts with term(s) in any other agreements between you and the Company, the Letter Agreement and this Supplemental Release shall control. This Supplemental Release may be modified only in a written document signed by you and a duly authorized officer of the Company.

5.Severability. If any term of this Supplemental Release is held to be invalid, void or unenforceable, the remainder of this Supplemental Release will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternate way to achieve the same result.

6.Choice of Law. This Supplemental Release will be construed and interpreted in accordance with the laws of the State of California.

7.Execution. This Supplemental Release may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

8.Consideration and Revocation Periods. You agree by your signature below that you had, and that the Company gave you, at least twenty-one (21) days to review and consider this Supplemental Release before signing it, and that such period was sufficient for you to fully and completely consider all of its terms. The Company hereby advises you to discuss this Supplemental Release with your own attorney (at your own expense) during this period if you wish to do so. You may accept this Supplemental Release by delivering a copy of this Supplemental Release signed by you to me within twenty-one (21) days of the Retirement Date. You may revoke your acceptance of this Supplemental Release for a period of seven (7) days after signing the Supplemental Release by delivering written notification to me within that seven-day period. If you do not revoke your acceptance of this Supplemental Release, it will be effective on the eighth (8th) day after you sign it (such date, the “Supplemental Release Effective Date”). If you revoke your acceptance of this Supplemental Release, you will not be entitled to the benefits listed in the Letter Agreement. You agree that you have carefully read this Supplemental Release, fully understand what it means, and are entering into it voluntarily without duress, coercion, fraud, misrepresentation or threat to withdraw or alter the offer prior to the expiration of the twenty-one (21) day consideration period.

Please indicate your agreement with the above terms by signing below.
Very truly yours,

______________________________
Josh Silverman
CEO & President
Etsy, Inc.

I agree to the terms of this Supplemental Release.

______________________________
Rachel Glaser
Dated:

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